Exhibit 3.1

BY-LAWS

OF

EP MEDSYSTEMS, INC.

ARTICLE I

MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings. Meetings of shareholders shall be held at any place within or outside the state of New Jersey designated by the Board of Directors. In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the corporation.

Section 2. Annual Meeting of Shareholders. The annual meeting of shareholders shall be held each year on a date and a time designated by the Board of Directors. At each annual meeting, directors shall be elected and any other proper business may be transacted.

Section 3. Quorum: Adjourned Meetings and Notice Thereof. A majority of the stock issued and outstanding and entitled to vote at any meeting of shareholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by statutes, by the Certificate of Incorporation, or by these By-Laws. The shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the shareholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote thereat.

Section 4. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, or the Certificate of Incorporation, or these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question. Each shareholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation on the record date set by the Board of Directors. All elections of directors shall be decided by a plurality vote.

Section 5. Proxies. At each meeting of the shareholders, each shareholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven months prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting.

Section 6. Special Meetings. Special meetings of the shareholders of the corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board or the President of the corporation. Special meetings of the shareholders of the corporation may not be called by any other person or persons.

Section 7. Notice of Shareholder’s Meetings. Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given, either personally or by mail, to each shareholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the corporation.

Section 8. Maintenance and Inspection of Shareholder List. The officer or agent who has charge of the stock transfer books of the corporation shall make a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, within each class, series or group of shareholders and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be produced (or available by means of visual display) at the time and place of the meeting and be subject to the inspection of any shareholder for reasonable periods during the meeting.

Section 9. No Shareholder Action by Written Consent Without a Meeting. Effective upon the closing of the corporation’s initial sale of its common stock in an underwriting involving a public offering pursuant to a Registration Statement on Form S-1 or Form SB-2 under the Securities Act of 1933, as amended, any action required or permitted to be taken at any annual or special meeting of shareholders may be taken only upon the vote of the shareholders at an annual or special meeting duly called and may not be taken by written consent of the shareholders.

ARTICLE II

DIRECTORS

Section 1. Number of Directors. The authorized number of directors which shall constitute the whole Board shall not be less than three (3) nor more than eleven (11). Subject to the rights, if any, of the holders of shares of preferred stock then outstanding to elect additional directors under specified circumstances, the exact number of directors shall be fixed by a resolution duly adopted by the Board of Directors. The Board of Directors may by a vote of not less than a majority of all directors then in office increase or decrease the number of directors from time to time without a vote of shareholders; provided however, that any such decrease shall not eliminate or shorten the term of any director in office. The directors need not be shareholders.

Section 2. Vacancies. Newly created directorships resulting from any increase in the number of directors or any vacancy on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or any other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the next succeeding annual meeting of shareholders and until such director’s successor shall have been duly elected and qualified.

Section 3. Notification of Nomination. Subject to the rights, if any, of the holders of shares of preferred stock then outstanding, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at the direction of the Board of Directors, by any nominating committee or person(s) appointed by the Board, or by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3. Such nominations, other than those made by or at the direction of the Board of by any nominating committee or person(s) appointed by the Board, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A shareholder’s notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director (i) the name, age, business address and resident address of the person, (ii) the number of shares of capital stock of the corporation which are beneficially owned by the person and (iii) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; (b) as to the shareholder giving the notice (i) the name and business address and residence address of the shareholder and (ii) the class and number of shares of the corporation’s stock which are beneficially owned by the shareholder on the date of such shareholder notice. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as director of the corporation.

The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of this Section 3. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 3, he shall so declare at the annual meeting and any such defective nomination shall be disregarded.

Section 4. Powers. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

Section 5. Director’s Meetings. The directors may hold their meetings within or outside the State of New Jersey.

Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or President on forty-eight hours’ notice to each director, either personally or by mail, by facsimile or by telegram; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of two directors unless the Board consists of only one director, in which case special meetings shall be called by the President or Secretary in like manner or on like notice on the written request of the sole director.

Section 8. Quorum. At all meetings of the Board of Directors a majority of the total number of directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting form time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or committee.

Section 10. Telephonic Meetings. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute present in person at such meeting.

Section 11. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the entire Board, designate one or more committees, each such committee to consist of one or more the directors of the corporations. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disabled member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, except no such committee shall make, alter or repeal any by-law of the corporation, elect or appoint any director, or remove any officer, director, submit to shareholders any action that requires shareholders’ approval, or amend or repeal any resolution theretofore adopted by the Board of Directors which by its terms is amendable or repealable only by the Board of Directors.

Section 12. Minutes of Committee Meetings. Each committee shall keep regular meetings of its meetings and report the same to the Board of Directors when required.

Section 13. Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director, and such other compensation, including, but not limited to stock options or stock awards, as the Board deems reasonable. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 14. Indemnification.

(a) The corporation shall, to the fullest extent now or hereafter permitted by the New Jersey Business Corporation Act, indemnify each present or future director, officer, scientific advisory board member, employee, agent or corporate agent of the corporation.

(b) To the fullest extent from time to time permitted by the New Jersey Business Corporation Act, no director or officer shall be personally liable to the corporation or its shareholders for damages for breach of any duty owned to the corporation or its shareholders.

ARTICLE III

OFFICERS

Section 1. Officers. The officers of this corporation shall be chosen by the Board Directors and shall include a President, a Secretary and a Treasurer. The corporation may also have at the discretion of the Board of Directors such other officers as are desired, including a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 hereof. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person.

Section 2. Election of Officers. The Board of Directors, at its first meeting after each annual meeting of shareholders, shall choose the officers of the corporation.

Section 3. Subordinate Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4. Compensation of Officers. The salaries and other compensation of all officer and agents of the corporation may be fixed by the Board of Directors or any applicable committee of the Board of Directors.

Section 5. Term of Office: Removal and Vacancies. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

Section 6. Chairman of the Board. The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board of Directors and all meetings of shareholders, and shall exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by these By-Laws. The Chairman of the Board need not be an employee of the corporation.

Section 7. President. The President shall be the chief executive officer of the corporation, shall have general and active management of the business of the corporation and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. The President shall preside at all meetings of the Board of Directors and shareholders in the absence of a Chairman of the Board. The Board of Directors shall determine the person or persons who shall perform the duties and exercise the powers of the President in the absence of disability of the President.

Section 8. Vice President. In the absence of disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.

Section 9. Secretary. The Secretary shall attend all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the Board of Directors and its committees when required by the Board of Directors. He may give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these By-Laws. He shall keep in safe custody the seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 10. Assistant Secretaries. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, of if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence of disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 11. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys, and other valuable effects in the name of and to the credit of the corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond, in such sum and with each surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation. Unless and until a separate individual is appointed as chief financial officer, the Treasurer shall serve as chief financial officer of the corporation.

Section 12. Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined, by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE IV

CERTIFICATE OF STOCK

Section 1. Certificates. Every holder of stock of the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by the Chairman of the Board or President and by the Secretary or Treasurer of the corporation, certifying the number of shares represented by the certificate owned by such shareholder in the corporation.

Section 2. Signature on Certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as it he were such officer, transfer agent, or registrar at the date of issue.

Section 3. Statement of Stock Rights, Preferences, Privileges. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences or rights shall be set forth in full on the face of or back of the certificate which the corporation shall issue to represent such class or series of stock, or, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof, and the qualifications, limitations or restrictions of such preferences or rights.

Section 4. Lost Certificates. The Board of Directors or President of the corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon them making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors or President of the corporation may, in its or his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 5. Transfer of Stock. Upon surrender to the corporation, or the transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of transfer, the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 6. Fixing Record Date. In order that the corporation may determine the shareholders entitled to notice of or to vote at a regular meeting of the shareholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 7. Registered Shareholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of New Jersey.

Section 8. Uncertificated Shares. Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class or series shall be identical. Notwithstanding anything herein to the contrary, the provisions of Sections 1 through 5 hereof shall be inapplicable to uncertificated shares and in lieu thereof the board of directors shall adopt alternative procedures for registration of transfers.

ARTICLE V

OFFICES

Section 1. Registered Office. The registered office shall be at c/o Siegel, Witman & Stadmauer, P.A., 26 Columbia Turnpike, Florham Park, New Jersey 07932 and Eric J. Michaels shall be the registered agent of the corporation. Nothing herein contained shall prevent the changing of the location said registered office and the naming of a new registered agent as provided by the laws of the State of New Jersey, and in the event of such change in accordance with such laws, no amendment of this section shall be necessary.

Section 2. Other Offices. The corporation may also have offices at such other places both within and outside the State of New Jersey as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE VI

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 2. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation, they year of its organization and the words “Corporate Seal, New Jersey.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 5. Manner of Giving Notice. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

Section 6. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes of the Certificates of incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or person entitled to said notice, whether before or after the time stated therein, shall be deemed to be the equivalent.

ARTICLE VII

AMENDMENTS

The Board of Directors is expressly empowered to adopt, amend or repeal by-laws of the corporation, without the approval of the shareholders. The shareholders shall also have the power to adopt, amend or repeal the by-laws of the corporation.